UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 5, 2012

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202/206, Suite 130, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on August 22, 2012, Senesco Technologies, Inc. (the “Company”) received a notice from NYSE Regulation, Inc. on behalf of NYSE MKT LLC (“NYSE MKT”) stating that NYSE MKT had declined to grant the Company a plan period extension and that NYSE MKT intends to delist the Company’s common stock from the NYSE MKT by filing a delisting application with the Securities and Exchange Commission. On August 28, 2012, the Company delivered notice to NYSE MKT requesting an oral hearing to review the NYSE MKT delisting determination.

On September 5, 2012, the Company received notice from NYSE MKT that a Listing Qualifications Panel of the Committee on Securities of NYSE MKT (the “Panel”) has been authorized to make a determination on this matter, in accordance with Section 12 of the NYSE MKT Company Guide (the “Company Guide”). In accordance with Section 1203(d) of the Company Guide, NYSE MKT’s delisting action has been stayed pending the outcome of the Panel’s review. The Panel is scheduled to hear the matter on Wednesday, October 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: September 7, 2012	By:	/s/ Leslie J. Browne
Name: Leslie J. Browne, Ph.D.
Title: President and Chief Executive Officer